SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) SEPTEMBER 22, 2000

                       EAGLE WIRELESS INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

                                      TEXAS
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                 (State or Other Jurisdiction of Incorporation)

         0-20011                                          76-04949
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  (Commission File Number)                   (IRS Employer Identification No.)

                   101 COURAGEOUS DRIVE, LEAGUE CITY, TX 77573
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               (Address of Principal Executive Office) (Zip Code)

                                 (281) 538-6000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report

ITEM 5.  OTHER EVENTS.

On September 22, 2000, Eagle Wireless International, Inc.'s ("Eagle") board of directors authorized a stock buyback program of up to one-half million shares of Eagle's outstanding common stock. Eagle will hold the shares purchased pursuant to this buyback program for issuance in connection with Eagle's Incentive Stock Option Plan and other employee plans. Eagle intends for the common stock to be repurchased from time to time in the open market or in other negotiated transactions, depending on market conditions and other factors. Eagle has approximately 26 million shares of common stock outstanding.

Eagle issued a press release which explains this program. This press release is attached as an exhibit to this Form 8-K.

Eagle's board of directors believes that Eagle's common stock is undervalued and has authorized the buyback program in affirmation of Eagle's long-term prospects and potential opportunities in the broadband marketplace.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO. DESCRIPTION

99.1        September 22, 2000 Press Release (Stock Repurchase Program)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Eagle Wireless International, Inc.


October 18, 2000
                                    By: /S/ H. DEAN CUBLEY
                                    Name: H. Dean Cubley
                                    Title: Chief Executive Officer
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Exhibit List

Exhibit No.  Description
99.1         September 22, 2000 Press Release (Stock Repurchase Program)